UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2012

V. F. Corporation

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5256	23-1180120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Corporate Center Boulevard Greensboro, North Carolina		27408
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code 336-424-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

VF Corporation (“VF”) held its annual meeting of shareholders on April 24, 2012. At the meeting, VF shareholders voted on the election of four directors, whether to approve executive compensation, the ratification of the selection of PricewaterhouseCoopers as VF’s independent registered public accounting firm for fiscal year 2012, and whether to approve a shareholder proposal to declassify the Board of Directors. The results of the election were as follows:

1.	With respect to the election of the four nominees as Directors of VF, the votes were cast for the nominees as set forth opposite their names below:

Name of Director	Votes in Favor	Votes Withheld	Non Votes
Robert J. Hurst	92,696,048	1,450,680	8,107,041
Laura W. Lang	92,699,277	1,447,451	8,107,041
W. Alan McCollough	91,978,071	2,168,657	8,107,041
Raymond G. Viault	92,533,815	1,612,913	8,107,041

2.	With respect to the advisory vote to approve executive compensation, the votes were cast for the proposal as set forth below:

Votes in Favor:	89,933,133

Votes Against:	3,628,231

Votes Abstaining:	585,364

Non Votes:	8,107,041

3.	With respect to the proposal to ratify the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for the 2012 fiscal year, the votes were cast for the proposal as set forth below:

Votes in Favor:	100,545,633

Votes Against:	1,295,622

Votes Abstaining:	412,514

Non Votes:	0

4.	With respect to the shareholder proposal to declassify the Board of Directors, the votes were cast for the proposal as set forth below:

Votes in Favor:	59,071,464

Votes Against:	34,594,847

Votes Abstaining:	480,416

Non Votes:	8,107,041

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION (Registrant)

April 25, 2012	By:	/s/ Laura C. Meagher
Laura C. Meagher
Vice President - Deputy General Counsel